Exhibit 10.3

July 10, 2025

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

Attention: Rob Phythian

Re: Letter Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of May 20, 2025 (the “Best Efforts Purchase Agreement”), by and between the Company and the Investor, entered into in connection with the Company’s best efforts offering pursuant to the Best Efforts Purchase Agreement in which the Company sold Common Stock and Pre-Funded Warrants for gross proceeds of approximately $4.5 million (the “Best Efforts Offering”), (ii) the Pre-Funded Warrants issued pursuant to the Best Efforts Purchase Agreement entered into by the Company and the Investor on May 20, 2025 (the “Best Efforts Pre-Funded Warrants”), (iii) that certain Securities Purchase Agreement, dated as of May 26, 2025 (the “PIPE Purchase Agreement”), by and between the Company and the Investor, entered into in connection with the Company’s private placement pursuant to the PIPE Purchase Agreement and other securities purchase agreements with certain institutional investors (collectively, with the PIPE Purchase Agreement, the “PIPE Purchase Agreements”, and together, with the Best Efforts Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company sold Common Stock and Pre-Funded Warrants for gross proceeds of approximately $425 million (the “Private Placement”) and (ii) the Pre-Funded Warrants issued pursuant to the PIPE Purchase Agreement entered into by the Company and the Investor on May 30, 2025 (the “PIPE Pre-Funded Warrants” and, together with the Best Efforts Pre-Funded Warrants, the “Pre-Funded Warrants”). Capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the Purchase Agreements.

Pursuant to Section 4.9 of the Best Efforts Purchase Agreement, the Company agreed to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to Best Efforts Purchase Agreement and best efforts pre-funded warrant shares pursuant to any exercise of the Best Efforts Pre-Funded Warrants (the “Best Efforts SPA Reserve Provision”).

Pursuant to Section 4.9 of the PIPE Purchase Agreement, the Company agreed to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to PIPE Purchase Agreement, Warrant Shares pursuant to any exercise of the Warrants, Placement Agent Warrant Shares pursuant to the exercise of the Placement Agent Warrants and Strategic Advisor Warrant Shares pursuant to Strategic Advisor Warrants (the “PIPE SPA Reserve Provision” and, together with the Best Efforts SPA Reserve Provision, the “SPA Reserve Provisions”).

The Investor hereby waives the SPA Share Reserve Provisions such that the Company may reserve for issuance under the ATM Facility any of the authorized shares of Common Stock that would otherwise be reserved for issuance under the Pre-Funded Warrants with the understanding that (i) the Company may issue such shares pursuant to the ATM Facility at any time from and after the date hereof and before the date that the Company receives the requisite stockholder approval (the “Stockholder Approval”) to increase the Company’s authorized shares (the “Permitted ATM Sales”), and (ii) following the receipt of the Stockholder Approval with respect to the authorized share increase, the Company shall reserve the shares underlying the Pre-Funded Warrants. The Company will also make good faith efforts to obtain the Stockholder Approval in a reasonable time frame.

The Investor also hereby consents to the Company disclosing this letter agreement in its SEC Reports.

In connection with the foregoing, the Investor represents and warrants to the Company that the Investor (a) is the sole owner of, and has good and lawful title to, the Pre-Funded Warrants free of any lien or encumbrance, except for restrictive legends relating to compliance with the Securities Act and (b) has all requisite authority to enter into this agreement and perform its obligations hereunder. The Investor further acknowledges and agrees that the Pre-Funded Warrants may not be sold, transferred, pledged or assigned unless, in addition to the other procedures set forth in the Pre-Funded Warrants, the recipient of the Pre-Funded Warrants agrees in writing to be subject to all of the terms and conditions of this letter agreement as if it were an original party hereto.

The Company acknowledges and agrees that, except for the waivers, consents and agreements set forth above, the surviving obligations under the Pre-Funded Warrants and the Purchase Agreements remain unmodified and in full force and effect.

[Signature Pages Follows]

Very truly yours,

CONSENSYS SOFTWARE INC.

By:	/s/ Matt Corva
Name:	Matt Corva
Title:	General Counsel

Signature Page to Letter Agreement

Acknowledged and accepted:

SHARPLINK GAMING, INC.

By:	/s/ Rob Phythian
Name:	Rob Phythian
Title:	Chairman and Chief Executive Officer

Signature Page to Letter Agreement